Liberty Bancshares, Inc. and Subsidiaries

Independent Auditor's Report and Consolidated Financial Statements

December 31, 2013, 2012 and 2011

Liberty Bancshares, Inc. and Subsidiaries

December 31, 2013, 2012 and 2011

Contents

BKD LLP
CPAs & Advisors
910 E. St. Louis Street, Suite 200 // P.O. Box 1190 // Springfield, MO 65801-1190
417.865.8701 // fax 417.865.0682 // bkd.com

Independent Auditor's Report

Audit Committee and Board of Directors
Liberty Bancshares, Inc. and Subsidiaries
Springfield, Missouri

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Liberty Bancshares, Inc. and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2013, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Liberty Bancshares, Inc. and Subsidiaries as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.

BKD, LLP

Springfield, Missouri
March 21, 2014

Liberty Bancshares, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2013 and 2012

Assets

	2013	2012
Cash and non-interest bearing balances due from banks	$ 18,696,959	$ 17,706,031
Due from banks - interest bearing	36,385,695	25,755,180
Federal funds sold	10,047,485	4,000,030
Cash and cash equivalents	65,130,139	47,461,241
Interest-bearing time deposits in banks	46,100,067	47,889,115
Available-for-sale securities	97,021,055	49,295,343
Mortgage loans held for sale	2,253,755	10,291,219
Loans, net of allowance for loan losses of $11,677,280 and $11,914,097 at December 31, 2013 and 2012, respectively	789,862,880	839,981,001
Interest receivable	3,848,435	4,136,960
Premises and equipment, net of accumulated depreciation of $11,122,274 and $10,911,723 at December 31, 2013 and 2012, respectively	35,659,768	37,342,049
Federal Home Loan Bank stock	3,116,700	2,790,700
Foreclosed assets held for sale	1,610,091	1,942,705
Deferred income taxes	3,497,821	3,020,014
Bank-owned life insurance	16,387,863	10,973,793
Goodwill and other intangible assets	3,996,400	4,197,603
Prepaid FDIC insurance	-	1,551,145
Other	4,210,828	3,745,392
Total assets	$ 1,072,695,802	$ 1,064,618,280

See Notes to Consolidated Financial Statements

Liabilities and Stockholders' Equity

	2013	2012
Liabilities		
Deposits		
Non-interest bearing transaction accounts	$ 127,436,066	$ 138,685,392
Interest bearing transaction accounts and savings deposits	556,259,978	517,239,254
Time deposits	218,942,567	264,836,434
Total deposits	902,638,611	920,761,080
Interest payable	220,075	328,885
Accrued expenses and other liabilities	5,167,736	4,974,517
Income taxes payable	470,357	63,143
Other borrowed funds	46,266,118	31,384,392
Subordinated debt issued to capital trusts	20,620,000	20,620,000
Total liabilities	975,382,897	978,132,017
Stockholders' Equity		
Common stock, $0.20 par value; authorized 25,000,000 shares; 2013 - issued 5,130,432 shares; 2012 - issued 5,081,440 shares	1,026,086	1,016,288
Additional paid-in capital	28,331,510	27,451,270
Retained earnings	69,165,743	58,103,014
Treasury stock, at cost		
Common - 4,120 shares	(74,170)	(74,170)
Accumulated other comprehensive loss, net of income taxes of $611,835 and $5,460 at December 31, 2013 and 2012, respectively		
Unrealized loss on available-for-sale securities	(1,136,264)	(10,139)
Total stockholders' equity	97,312,905	86,486,263
Total liabilities and stockholders' equity	$ 1,072,695,802	$ 1,064,618,280

Liberty Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income
Years Ended December 31, 2013, 2012 and 2011

	2013	2012	2011
Interest Income			
Loans	$ 47,391,690	$ 51,324,880	$ 52,099,772
Taxable available-for-sale securities	518,912	188,754	309,493
Non-taxable available-for-sale securities	515,471	125,590	-
Federal funds sold	2,414	1,948	3,113
Deposits with banks	455,910	370,359	267,013
FHLB dividends	74,536	85,682	144,801
	48,958,933	52,097,213	52,824,192
Interest Expense			
Deposits	3,965,650	6,207,451	8,298,273
Short-term borrowings	1,485	1,154	1,114
Federal Home Loan Bank advances	261,997	286,913	291,409
Long-term debt	477,130	515,145	484,738
	4,706,262	7,010,663	9,075,534
Net Interest Income	44,252,671	45,086,550	43,748,658
Provision for Loan Losses	2,195,800	7,766,000	7,190,000
Net Interest Income After Provision for Loan Losses	42,056,871	37,320,550	36,558,658
Noninterest Income			
Gain on sale of loans	3,922,721	3,128,448	3,139,013
Service charges and fees	9,640,446	8,856,422	8,646,527
Net realized gain (loss) on available-for-sale securities	(1,356)	369,708	-
Other income	545,928	1,387,754	712,904
	14,107,739	13,742,332	12,498,444
Noninterest Expense			
Salaries and employee benefits	18,252,030	16,023,260	15,151,554
Net occupancy expense	4,939,357	3,872,299	3,280,960
Deposit assessments and fees	589,011	717,881	767,682
Loan and foreclosed asset expenses	2,010,875	1,929,237	3,198,384
Professional fees	867,573	1,923,104	501,719
Other operating expenses	6,285,616	5,170,001	5,292,713
	32,944,462	29,635,782	28,193,012
Income Before Income Taxes	23,220,148	21,427,100	20,864,090
Provision for Income Taxes	8,019,226	7,319,977	7,068,129
Net Income	15,200,922	14,107,123	13,795,961
Preferred Stock Dividends and Discount Accretion	-	1,140,170	1,857,818
Net Income Available to Common Shareholders	$ 15,200,922	$ 12,966,953	$ 11,938,143
Basic Earnings Per Share	$ 2.98	$ 2.76	$ 2.57
Diluted Earnings Per Share	$ 2.97	$ 2.75	$ 2.55

Liberty Bancshares, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
Years Ended December 31, 2013, 2012 and 2011

	2013	2012	2011
Net Income	$ 15,200,922	$ 14,107,123	$ 13,795,961
Other Comprehensive Income (Loss)			
Unrealized gain (loss) on available-for-sale securities, net of taxes of $(606,850), $14,242 and $108,850 for 2013, 2012 and 2011, respectively	(1,127,006)	26,449	202,150
Less: reclassification adjustment for gains and losses included in net income, net of taxes of $475 and $(129,398) for 2013 and 2012, respectively	881	(240,310)	-
	(1,126,125)	(213,861)	202,150
Comprehensive Income	$ 14,074,797	$ 13,893,262	$ 13,998,111

Liberty Bancshares, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity
Years Ended December 31, 2013, 2012 and 2011

	CPP Preferred Stock Series A	CPP Preferred Stock Series B	Noncumulative Perpetual Preferred Stock Series C
Balance, December 31, 2010	$ 21,125,230	$ 1,186,004	$ -
Issuance of common stock, 9,655 shares	-	-	-
Net income	-	-	-
Other comprehensive income	-	-	-
Preferred stock discount accretion	144,753	(17,003)	-
Preferred stock dividends	-	-	-
CPP preferred stock redeemed	(21,269,983)	(1,169,001)	-
SBLF preferred stock issued, 22,995 shares	-	-	22,995,000
Dividends paid, $0.60 per share	-	-	-
Stock compensation expense	-	-	-
Balance, December 31, 2011	-	-	22,995,000
Issuance of common stock, 430,094 shares	-	-	-
Restricted shares issued, 12,271 shares	-	-	-
Net income	-	-	-
Other comprehensive loss	-	-	-
Preferred stock dividends	-	-	-
SBLF preferred stock redeemed	-	-	(22,995,000)
Dividends paid, $0.81 per share	-	-	-
Purchase of common stock, 4,120 shares	-	-	-
Stock compensation expense	-	-	-
Balance, December 31, 2012	-	-	-
Issuance of common stock, 45,655 shares	-	-	-
Restricted shares issued, 3,337 shares	-	-	-
Net income	-	-	-
Other comprehensive loss	-	-	-
Dividends paid, $0.81 per share	-	-	-
Stock compensation expense	-	-	-
Balance, December 31, 2013	$ -	$ -	$ -

Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Total
$ 925,884	$ 19,252,515	$ 39,852,480	$ -	$ 1,572	$ 82,343,685
1,931	150,478	-	-	-	152,409
-	-	13,795,961	-	-	13,795,961
-	-	-	-	202,150	202,150
-	-	(127,750)	-	-	-
-	-	(1,174,054)	-	-	(1,174,054)
-	-	(556,016)	-	-	(22,995,000)
-	-	-	-	-	22,995,000
-	-	(2,788,572)	-	-	(2,788,572)
-	146,321	-	-	-	146,321
927,815	19,549,314	49,002,049	-	203,722	92,677,900
86,019	7,819,763	-	-	-	7,905,782
2,454	(16,972)	-	-	-	(14,518)
-	-	14,107,123	-	-	14,107,123
-	-	-	-	(213,861)	(213,861)
-	-	(1,140,170)	-	-	(1,140,170)
-	-	-	-	-	(22,995,000)
-	-	(3,865,988)	-	-	(3,865,988)
-	-	-	(74,170)	-	(74,170)
-	99,165	-	-	-	99,165
1,016,288	27,451,270	58,103,014	(74,170)	(10,139)	86,486,263
9,131	845,958	-	-	-	855,089
667	3,939	-	-	-	4,606
-	-	15,200,922	-	-	15,200,922
-	-	-	-	(1,126,125)	(1,126,125)
-	-	(4,138,193)	-	-	(4,138,193)
-	30,343	-	-	-	30,343
$ 1,026,086	$ 28,331,510	$ 69,165,743	$ (74,170)	$ (1,136,264)	$ 97,312,905

Liberty Bancshares, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2013, 2012 and 2011

	2013	2012	2011
Operating Activities			
Net income	$ 15,200,922	$ 14,107,123	$ 13,795,961
Items not requiring (providing) cash			
Depreciation and amortization	2,775,197	2,098,592	1,663,850
Provision for loan losses	2,195,800	7,766,000	7,190,000
Deferred income taxes	128,568	(272,930)	220,681
Gain on sale of loans	(3,922,721)	(3,128,448)	(3,139,013)
(Gain) loss on sale of equipment	373,967	(2,718)	156,631
(Gain) loss on sale of available-for-sale securities	1,356	(369,708)	-
Gain on purchase of additional business unit	-	(391,545)	-
Stock compensation	34,949	84,647	146,321
Changes in			
Interest receivable	288,525	122,924	153,818
Loans held for sale	8,037,464	(2,936,996)	635,498
Other assets	1,509,633	1,119,404	2,354,273
Interest payable	(108,810)	(252,553)	(349,631)
Accrued expenses and other liabilities	195,922	1,659,607	(386,298)
Income taxes receivable/payable	407,214	163,231	(427,551)
Net cash provided by operating activities	27,117,986	19,766,630	22,014,540
Investing Activities			
Net change in loans	48,527,392	49,358,187	(5,356,978)
Purchase of premises and equipment	(874,031)	(1,882,422)	(214,129)
Proceeds from sale of foreclosed assets	2,988,430	7,691,005	6,488,390
Proceeds from maturities of available-for-sale securities	15,474,111	17,099,817	5,072,705
Principal payments on available-for-sale securities	2,014,072	-	6,500
Purchases of available-for-sale securities	(67,487,400)	(35,207,040)	(610,000)
Purchase of Federal Home Loan Bank stock	(667,500)	-	-
Redemption of Federal Home Loan Bank stock	341,500	1,833,400	2,400
Cash received from purchase of new business unit and bank branch	-	5,577,240	14,195,499
Capitalized costs on foreclosed assets held for sale	(28,160)	(11,080)	(7,938)
Net (increase) decrease in interest-bearing deposits with banks	1,789,048	(16,658,251)	(2,662,893)
Purchase of bank-owned life insurance	(5,000,000)	-	-
Net cash provided by (used in) investing activities	(2,922,538)	27,800,856	16,913,556

Liberty Bancshares, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2013, 2012 and 2011

	2013	2012	2011
Financing Activities			
Net change in demand, money market, NOW and savings deposits	$ 27,771,398	$ (18,391,919)	$ 35,469,124
Net increase (decrease) in time deposits	(45,893,867)	(50,491,232)	14,188,946
Repayment of Federal Home Loan Bank advances	-	(26,000,000)	(15,500,000)
Proceeds from Federal Home Loan Bank advances	15,000,000	-	-
Net decrease in other short-term borrowings	(118,274)	(118,275)	(4,026,809)
Dividends paid	(4,140,896)	(3,865,988)	(2,788,572)
Preferred dividends paid	-	(1,435,179)	(1,032,170)
Proceeds from issuance of common stock	855,089	630,335	152,408
Purchase of treasury stock	-	(74,170)	-
Proceeds from issuance of SBLF preferred stock	-	-	22,995,000
Redemption of SBLF preferred stock	-	(22,995,000)	-
Redemption of CPP preferred stock	-	-	(22,995,000)
Net cash provided by (used in) financing activities	(6,526,550)	(122,741,428)	26,462,927
Increase (Decrease) in Cash and Cash Equivalents	17,668,898	(75,173,942)	65,391,023
Cash and Cash Equivalents, Beginning of Year	47,461,241	122,635,183	57,244,160
Cash and Cash Equivalents, End of Year	$ 65,130,139	$ 47,461,241	$ 122,635,183
Supplemental Cash Flows Information			
Interest paid	$ 4,815,072	$ 7,246,093	$ 9,303,927
Income taxes paid	$ 7,480,000	$ 7,250,000	$ 7,025,000
Real estate acquired in settlement of loans	$ 5,294,433	$ 5,378,325	$ 12,780,518
Premises and equipment transferred to other real estate	$ 148,000	$ -	$ -
Sale and financing of foreclosed assets	$ 1,976,783	$ 2,513,597	$ 10,023,598
Common stock issued for purchase of additional business unit	$ -	$ 7,275,447	$ -

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Liberty Bancshares, Inc. (the "Company") operates as a financial holding company and is primarily engaged in providing a full range of banking, mortgage and financial services to individual and corporate customers in southwest Missouri through its operating subsidiary, Liberty Bank (the "Bank"). The Bank is subject to competition from other financial institutions. The Company and the Bank are also subject to the regulation of certain federal and state agencies and undergo periodic examinations by those regulatory authorities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosure or in satisfaction of loans and fair values of financial instruments.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary: the Bank and its subsidiary, Liberty Bank IHC, LLC and its subsidiary Liberty REIT, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2013 and 2012, cash equivalents consisted primarily of federal funds sold.

At December 31, 2013, the Company's cash accounts exceeded federally insured limits by approximately $2,816,000.

Securities

Available-for-sale securities, which include any security for which the Company has no immediate plan to sell but which may be sold in the future, are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

The Company routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. For debt securities with fair value below amortized cost when the Company does not intend to sell a debt security, and it is more likely than not the Company will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value, in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses and any unamortized deferred fees or costs on originated loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level-yield adjustment over the respective term of the loan.

The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay and estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows or collateral value of the impaired loan is lower than the carrying value of the loan. The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default derived from the Bank's internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group's historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.

The estimated useful lives for each major depreciable classification of premises and equipment are as follows:

Buildings and improvements	35 - 40 years
Equipment	3 - 10 years

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less selling cost at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

Goodwill

Goodwill is evaluated annually for impairment. A qualitative assessment is performed to determine whether the existence of events or circumstances leads to a determination that it is more likely than not the fair value is less than the carrying amount, including goodwill. If, based on the evaluation, it is determined to be more likely than not the fair value is less than the carrying value, then goodwill is tested further for impairment. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the financial statements.

Federal Home Loan Bank Stock

Federal Home Loan Bank stock is a required investment for institutions that are members of the Federal Home Loan Bank system. The required investment in the common stock is based on a predetermined formula, carried at cost and evaluated for impairment.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance (ASC 740, *Income Taxes*). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management's judgment.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

The Company files consolidated income tax returns with its subsidiaries. With a few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2010.

Earnings Per Common Share

Basic earnings per share represents income available to common stockholders divided by the weighted average number of common shares outstanding during each period. Diluted earnings per common share reflects additional potential common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options and are determined using the treasury stock method.

Earnings per common share (EPS) were computed as follows:

	Year Ended December 31, 2013		
	Income Available to Common Shareholders	Weighted Average Common Shares	Per Common Share Amount
Basic earnings per common share	$ 15,200,922	5,099,972	$ 2.98
Effect of dilutive securities			
Stock options		13,577	
Diluted earnings per common share	$ 15,200,922	5,113,549	$ 2.97

	Year Ended December 31, 2012		
	Income Available to Common Shareholders	Weighted Average Common Shares	Per Common Share Amount
Basic earnings per common share	$ 12,966,953	4,706,663	$ 2.76
Effect of dilutive securities			
Stock options		977	
Diluted earnings per common share	$ 12,966,953	4,707,640	$ 2.75

	Year Ended December 31, 2011		
	Income Available to Common Shareholders	Weighted Average Common Shares	Per Common Share Amount
Basic earnings per common share	$ 11,938,143	4,636,511	$ 2.57
Effect of dilutive securities			
Stock options		44,469	
Diluted earnings per common share	$ 11,938,143	4,680,980	$ 2.55

Stock Option Plan

At December 31, 2013 and 2012, the Company has a stock-based employee compensation plan, which is described more fully in *Note 13*.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income (loss), net of applicable income taxes. Other comprehensive income (loss) includes unrealized gain (loss) on available-for-sale securities and unrealized gain (loss) on available-for-sale securities for which a portion of an other-than-temporary impairment has been recognized in income.

Reclassifications

Certain reclassifications have been made to the 2012 and 2011 financial statements to conform to the 2013 financial statement presentation. These reclassifications had no effect on net income.

Subsequent Events

Subsequent events have been evaluated through the date of the Independent Auditor's Report, which is the date the financial statements were available to be issued.

Recent Accounting Pronouncements

In July 2012, the FASB issued ASU 2012-02, *Intangibles – Goodwill and Other* (Topic 350) – *Testing Indefinite-Lived Intangible Assets for Impairment*. ASU 2012-02 amends the guidance related to testing indefinite-lived intangible assets, other than goodwill, for impairment. The provisions of ASU 2012-02 allow for a qualitative assessment in testing an indefinite-lived intangible asset for impairment before calculating the fair value of the asset. If the qualitative assessment determines that it is more likely than not that the asset is impaired, then a quantitative assessment of the fair value of the asset is required; otherwise, the quantitative calculation is not necessary. The provisions of ASU 2012-02 became effective for the Company on January 1, 2013, and did not have a significant impact on the Company's ongoing financial position or results of operations.

In February 2013, the FASB issued ASU 2013-02, *Comprehensive Income* (Topic 220) – *Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income*. ASU 2013-02 requires disclosure of amounts reclassified out of accumulated other comprehensive income in their entirety, by component, on the face of the statement of comprehensive income or in the notes to the financial statements. Amounts that are not required to be classified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail. ASU 2013-02 became effective for the Company on January 1, 2014, and did not have a significant impact on the Company's financial position or results of operations.

In January 2014, the FASB issued ASU 2014-04, *Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure* (Topic 310-40): *Receivables – Troubled Debt Restructurings by Creditors*. The objective of this guidance is to clarify when an in-substance repossession or foreclosure occurs, that is, when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan receivable should be derecognized and the real estate property recognized. ASU 2014-04 states that an in-substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, ASU 2014-04 requires interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by

residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. ASU 2014-04 is effective for annual reporting periods beginning after December 15, 2014. An entity can elect to adopt the amendments in this ASU using either a modified retrospective transition method or a prospective transition method. Early adoption is permitted. The Company is in the process of evaluating the impact of ASU 2014-04 on its financial statements.

Presently, the Company is not aware of any other changes to the Accounting Standards Codification that will have a material impact on the Company's present or future financial position or results of operations.

Note 2: Restriction on Cash and Due From Banks

The Company is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 2013 and 2012, respectively, was $692,000 and $1,098,000.

Note 3: Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses, of securities are as follows:

	December 31, 2013			
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Debt securities				
U.S. government agencies	$ 54,246,990	$ 51,941	$ (1,189,834)	$ 53,109,097
State and political subdivisions	40,858,033	43,235	(670,723)	40,230,545
Government-sponsored mortgage-backed securities	3,664,131	31,441	(14,159)	3,681,413
	$ 98,769,154	$ 126,617	$ (1,874,716)	$ 97,021,055

	December 31, 2012			
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Debt securities				
U.S. government agencies	$ 20,341,687	$ 47,135	$ (7,893)	$ 20,380,929
State and political subdivisions	21,102,850	50,928	(99,842)	21,053,936
Government-sponsored mortgage-backed securities	7,866,405	12,721	(18,648)	7,860,478
	$ 49,310,942	$ 110,784	$ (126,383)	$ 49,295,343

The amortized cost and fair value of available-for-sale securities at December 31, 2013, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Within one year	$ 1,321,259	$ 1,322,072
One to five years	47,218,792	46,911,265
Five to fifteen years	46,255,810	44,806,305
After fifteen years	309,162	300,000
	95,105,023	93,339,642
Government-sponsored mortgage-backed securities	3,664,131	3,681,413
	$ 98,769,154	$ 97,021,055

The carrying value of securities pledged as collateral to secure public deposits amounted to approximately $55,669,000 and $15,750,000 at December 31, 2013 and 2012, respectively.

Gross gains of $6,774 and $370,831 and gross losses of $8,130 and $1,123 resulting from the sales of available-for-sale securities were realized for 2013 and 2012, respectively. The Company had no gross gains or gross losses during the year ended December 31, 2011, from the sale of available-for-sale securities.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at December 31, 2013 and 2012, was $67,957,198 and $22,167,014, which is approximately 70% and 45%, respectively, of the Company's available-for-sale investment portfolio. These declines primarily resulted from recent changes in market interest rates.

Management believes the declines in fair value for these securities are temporary.

The following table shows the Company's investments gross unrealized losses and fair value of the Company's investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment class and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2013 and 2012:

	2013					
	Less than 12 Months		12 Months or More		Total	
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. government agencies	$ 34,837,364	$ (1,093,945)	$ 2,858,576	$ (95,889)	$ 37,695,940	$(1,189,834)
State and political subdivisions	24,602,406	(551,204)	3,932,172	(119,519)	28,534,578	(670,723)
Government-sponsored mortgage-backed securities	1,598,900	(13,349)	127,780	(810)	1,726,680	(14,159)
Total temporarily impaired securities	$ 61,038,670	$ (1,658,498)	$ 6,918,528	$ (216,218)	$ 67,957,198	$(1,874,716)

	2012					
	Less than 12 Months		12 Months or More		Total	
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. government agencies	$ 5,128,963	$ (7,893)	$ -	$ -	$ 5,128,963	$ (7,893)
State and political subdivisions	13,923,492	(99,842)	-	-	13,923,492	(99,842)
Government-sponsored mortgage-backed securities	3,114,559	(18,648)	-	-	3,114,559	(18,648)
Total temporarily impaired securities	$ 22,167,014	$ (126,383)	$ -	$ -	$ 22,167,014	$ (126,383)

Note 4: Loans and Allowance for Loan Losses

Classes of loans at December 31 include:

	2013	2012
Mortgage loans on real estate:		
Residential 1-4 family	$ 241,286,216	$ 252,948,745
Commercial	362,256,011	414,693,992
Construction and land development	48,024,188	50,040,246
Total mortgage loans on real estate	651,566,415	717,682,983
Commercial and nonreal estate agriculture	132,378,335	119,173,191
Consumer and other	17,299,140	14,907,965
Total loans	801,243,890	851,764,139
Less		
Allowance for loan losses	(11,677,280)	(11,914,097)
Net deferred loan fees	296,270	130,959
Net loans	$ 789,862,880	$ 839,981,001

The following tables present the Company's loan portfolio aging analysis of the recorded investment in loans as of December 31, 2013 and 2012:

2013

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Total Loans > 90 Days & Accruing
Mortgage loans on real estate							
Residential 1-4 family	$ 847,006	$ 56,380	$ 237,898	$ 1,141,284	$ 240,144,932	$ 241,286,216	$ -
Commercial	1,024,443	127,935	2,836,070	3,988,448	358,267,563	362,256,011	-
Construction and land development	415,195	102,626	10,203	528,024	47,496,164	48,024,188	-
Total mortgage loans on real estate	2,286,644	286,941	3,084,171	5,657,756	645,908,659	651,566,415	-
Commercial and Non-RE agriculture	103,447	151,321	224,217	478,985	131,899,350	132,378,335	-
Consumer and other	86,877	17,396	2,777	107,050	17,192,090	17,299,140	-
Total	$ 2,476,968	$ 455,658	$ 3,311,165	$ 6,243,791	$ 795,000,099	$ 801,243,890	$ -

	2012						
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Total Loans > 90 Days & Accruing
Mortgage loans on real estate							
Residential 1-4 family	$ 2,270,542	$ 1,070,182	$ 716,634	$ 4,057,358	$ 248,891,387	$ 252,948,745	$ 131,160
Commercial	1,453,166	438,286	2,592,591	4,484,043	410,209,949	414,693,992	10,218
Construction and land development	282,633	55,308	912,596	1,250,537	48,789,709	50,040,246	-
Total mortgage loans on real estate	4,006,341	1,563,776	4,221,821	9,791,938	707,891,045	717,682,983	141,378
Commercial and Non-RE agriculture	904,396	626,340	280,198	1,810,934	117,362,257	119,173,191	-
Consumer and other	199,964	-	12,601	212,565	14,695,400	14,907,965	12,247
Total	$ 5,110,701	$ 2,190,116	$ 4,514,620	$ 11,815,437	$ 839,948,702	$ 851,764,139	$ 153,625

The following table presents the Company's nonaccrual loans at December 31, 2013 and 2012:

	2013	2012
Mortgage loans on real estate		
Residential 1-4 family	$ 395,644	$ 974,654
Commercial	5,112,021	2,972,267
Construction and land development	117,701	1,287,096
Commercial and Non-RE Agriculture	424,576	1,581,757
Consumer and other	5,873	4,195
Total nonaccrual loans	$ 6,055,815	$ 6,819,969

The following tables present the activity in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of and for the years ended December 31, 2013, 2012 and 2011:

	2013					
	Commercial and Nonreal Estate Agriculture	Consumer and Other	Residential 1-4 Family	Commercial Real Estate	Construction and Land Development	Total
	(In Thousands)					
Allowance for Loan Losses						
Balance, beginning of year	$ 2,536	$ 324	$ 3,826	$ 3,891	$ 1,337	$ 11,914
Provision charged to expense	39	275	(20)	1,846	56	2,196
Losses charged off	(584)	(294)	(805)	(1,036)	(280)	(2,999)
Recoveries	107	100	150	183	26	566
Balance, end of year	$ 2,098	$ 405	$ 3,151	$ 4,884	$ 1,139	$ 11,677
Ending balance: individually evaluated for impairment	$ 358	$ 17	$ 325	$ 1,873	$ 10	$ 2,583
Ending balance: collectively evaluated for impairment	$ 1,740	$ 388	$ 2,826	$ 3,011	$ 1,129	$ 9,094
Loans						
Ending balance	$ 132,379	$ 17,299	$ 241,286	$ 362,256	$ 48,024	$ 801,244
Ending balance: individually evaluated for impairment	$ 3,357	$ 95	$ 3,541	$ 12,813	$ 2,485	$ 22,291
Ending balance: collectively evaluated for impairment	$ 129,022	$ 17,204	$ 237,745	$ 349,443	$ 45,539	$ 778,953

	2012					
	Commercial and Nonreal Estate Agriculture	Consumer and Other	Residential 1-4 Family	Commercial Real Estate	Construction and Land Development	Total
	(In Thousands)					
Allowance for Loan Losses:						
Balance, beginning of year	$ 1,672	$ 363	$ 5,179	$ 2,773	$ 1,967	$ 11,954
Provision charged to expense	3,653	210	9	3,156	738	7,766
Losses charged off	(2,907)	(345)	(1,551)	(2,934)	(1,598)	(9,335)
Recoveries	118	96	189	896	230	1,529
Balance, end of year	$ 2,536	$ 324	$ 3,826	$ 3,891	$ 1,337	$ 11,914
Ending balance: individually evaluated for impairment	$ 658	$ 63	$ 786	$ 1,847	$ 13	$ 3,367
Ending balance: collectively evaluated for impairment	$ 1,878	$ 261	$ 3,040	$ 2,044	$ 1,324	$ 8,547
Loans:						
Ending balance	$ 119,173	$ 14,908	$ 252,949	$ 414,694	$ 50,040	$ 851,764
Ending balance: individually evaluated for impairment	$ 3,518	$ 135	$ 3,158	$ 9,239	$ 472	$ 16,522
Ending balance: collectively evaluated for impairment	$ 115,655	$ 14,773	$ 249,791	$ 405,455	$ 49,568	$ 835,242

	2011					
	Commercial and Nonreal Estate Agriculture	Consumer and Other	Residential 1-4 Family	Commercial Real Estate	Construction and Land Development	Total
	(In Thousands)					
Allowance for Loan Losses:						
Balance, beginning of year	$ 2,112	$ 500	$ 3,164	$ 3,571	$ 1,862	$ 11,209
Provision charged to expense	292	139	5,568	127	1,064	7,190
Losses charged off	(914)	(384)	(3,823)	(1,109)	(1,058)	(7,288)
Recoveries	182	108	270	184	99	843
Balance, end of year	$ 1,672	$ 363	$ 5,179	$ 2,773	$ 1,967	$ 11,954

Loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of loans serviced for others were $35,288,128 and $27,783,657 at December 31, 2013 and 2012, respectively.

A loan is considered impaired in accordance with the impairment accounting guidance (ASC 310-10-35-16) when based on current information and events, it is probable the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming loans but also include loans modified in troubled debt restructurings where concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection.

The following tables present impaired loans information for the years ended December 31, 2013, 2012 and 2011:

	2013					
	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized	Interest Income Cash Basis
Loans with a specific valuation allowance						
Residential 1-4 family	$ 1,182,925	$ 1,182,925	$ 324,487	$ 2,854,826	$ 159,126	$ 120,546
Commercial real estate	6,958,058	7,416,087	1,873,115	9,135,005	495,703	424,114
Construction and land development	112,828	112,828	10,386	1,688,424	16,605	1,673
Commercial and Non-RE agriculture	1,708,333	2,204,528	358,267	2,960,958	163,292	102,501
Consumer and other	56,482	56,482	16,861	102,308	16,549	5,305
Total loans with a specific valuation allowance	10,018,626	10,972,850	2,583,116	16,741,521	851,275	654,139
Loans without a specific valuation allowance						
Residential 1-4 family	593,836	593,836	-	118,767	2,553	2,553
Commercial real estate	2,348,833	2,825,997	-	469,767	87,858	85,332
Construction and land development	2,298,131	2,298,131	-	459,626	75,404	75,404
Commercial and Non-RE agriculture	851,669	851,669	-	170,334	29,772	29,772
Consumer and other	24,768	24,768	-	4,954	-	-
Total loans without a specific valuation allowance	6,117,237	6,594,401	-	1,223,448	195,587	193,061
Total impaired loans	$ 16,135,863	$ 17,567,251	$ 2,583,116	$ 17,964,969	$ 1,046,862	$ 847,200

2012

	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized	Interest Income Cash Basis
Loans with a specific valuation allowance:						
Residential 1-4 family	$ 3,157,899	$ 3,231,599	$ 786,126	$ 4,283,347	$ 146,976	$ 138,898
Commercial real estate	9,238,625	9,244,725	658,361	8,335,033	374,826	290,338
Construction and land development	472,050	822,050	13,230	1,332,847	95,859	5,805
Commercial and Non-RE agriculture	3,518,140	3,518,140	1,846,462	3,872,558	148,598	120,910
Consumer and other	135,174	135,174	62,774	137,379	6,196	3,961
Total impaired loans	$ 16,521,888	$ 16,951,688	$ 3,366,953	$ 17,961,164	$ 772,455	$ 559,912

2011

	Average Investment in Impaired Loans	Interest Income Recognized	Interest Income Cash Basis
Loans with a specific valuation allowance:			
Residential 1-4 family	$ 3,390,199	$ 666,238	$ 497,890
Commercial real estate	278,099	491,871	430,491
Construction and land development	1,986,746	186,502	81,946
Commercial and Non-RE Agriculture	6,105,646	371,019	312,233
Consumer and other	8,039,656	18,550	18,276
Total loans with a specific valuation allowance	19,800,346	1,734,180	1,340,836
Loans without a specific valuation allowance			
Commercial real estate	625,400	23,493	23,372
Construction and land development	239,528	36,899	34,104
Commercial and Non-RE Agriculture	257,433	20,564	20,297
Total loans with a specific valuation allowance	1,122,361	80,956	77,773
Total impaired loans	$ 20,922,707	$ 1,815,136	$ 1,418,609

At December 31, 2013 and 2012, the Company had a number of loans that were modified in troubled debt restructurings and impaired. The modification of terms of such loans included one or a combination of the following: an extension of maturity, a reduction of the stated interest rate or a permanent reduction of the recorded investment in the loan.

The following table presents information regarding troubled debt restructurings by class for the year ended December 31, 2013.

Newly classified troubled debt restructurings:

	2013		
	Number of Loans	Pre-Modification Recorded Balance	Post-Modification Recorded Balance
Commercial and Non-RE agriculture	6	$ 4,053,852	$ 4,053,852
Residential 1-4 family	3	854,912	854,912
	9	$ 4,908,764	$ 4,908,764

The troubled debt restructurings described above increased the allowance for loan losses by $291,988 and resulted in no charge-offs during the year ended December 31, 2013.

Newly restructured loans by type of modification:

	2013			
	Interest Rate Reduction	Term	Combination	Total Modification
Commercial and Non-RE agriculture	$ 1,944,218	$ 1,001,710	$ 1,107,924	$ 4,053,852
Residential 1-4 family	364,495	141,378	349,039	854,912
	$ 2,308,713	$ 1,143,088	$ 1,456,963	$ 4,908,764

Troubled debt restructurings modified in the past 12 months that subsequently defaulted:

	Number of Loans	Recorded Balance
Commercial and Non-RE agriculture	3	$ 809,005
Residential 1-4 family	1	349,039
	4	$ 1,158,044

At December 31, 2012, the Company had $264,854 in residential 1-4 family loans, $2,340,739 in commercial real estate loans and $395,598 in commercial loans that were modified in troubled debt restructurings and impaired.

Internal Risk Categories

Loan grades are numbered 1 through 8. Grades 1 through 4 are considered satisfactory or pass grades. The grade of 5, or Watch or Special Mention, represents loans of lower quality and is considered criticized. The grades of 6, or Substandard, and 7, or Doubtful, refer to assets that are classified. The use and application of these grades by the Bank will be uniform and shall conform to the Bank's policy.

Virtual Absence of Credit Risk (1) loans are of superior quality with excellent credit strength and repayment ability proving a nominal credit risk.

Low Risk (2) loans are of above average credit strength and repayment ability proving only a minimal credit risk.

Pass – Good Quality (3) loans of reasonable credit strength and repayment ability proving an average credit risk.

Pass/Watch (4) loans of the lowest acceptable credit strength and weakened repayment ability providing a cautionary credit risk due to one or more underlying weaknesses. New borrowers are typically not underwritten within this classification.

Special Mention (5) assets have potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution's credit position at some future date. Special mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification. Ordinarily, special mention credits have characteristics which corrective management action would remedy.

Substandard (6) loans exhibit readily apparent credit weakness and are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful (7) loans classified as doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of current known facts, conditions and values, highly questionable and improbable.

Loss (8) loans classified as loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off even though partial recovery may be affected in the future.

Risk characteristics applicable to each segment of the loan portfolio are described as follows.

Residential 1-4 Family: The residential 1-4 family real estate loans are generally secured by owner-occupied 1-4 family residences. Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the Company's market areas that might impact either property values or a borrower's personal income. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Commercial: Commercial real estate loans typically involve larger principal amounts, and repayment of these loans is generally dependent on the successful operations of the property securing the loan or the business conducted on the property securing the loan. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company's market areas.

Construction and Land Development: Construction and land development real estate loans are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and a financial analysis of the developers and property owners. Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained. These loans are considered to be higher risk than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, general economic conditions and the availability of long-term financing. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company's market areas.

Commercial and Nonreal-Estate Agriculture: The commercial portfolio includes loans to commercial customers for use in financing working capital needs, equipment purchases and expansions. The loans in this category are repaid primarily from the cash flow of a borrower's principal business operation. Credit risk in these loans is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations.

Consumer and Other: The consumer and other loan portfolio consists of various term and line of credit loans such as automobile loans and loans for other personal purposes. Repayment for these types of loans will come from a borrower's income sources that are typically independent of the loan purpose. Credit risk is driven by consumer economic factors (such as unemployment and general economic conditions in the Company's market area) and the creditworthiness of a borrower.

The following tables provide information about the credit quality of the loan portfolio using the Bank's internal rating system as of December 31, 2013 and 2012:

	2013					
	Residential 1-4 Family	**Commercial Real Estate**	**Construction and Land Development**	**Commercial**	**Consumer**	**Total**
Grade						
Pass (1-4)	$ 236,629,940	$ 346,660,529	$ 45,499,021	$ 130,811,628	$ 17,204,011	$ 776,805,129
Special Mention (5)	1,316,138	5,006,354	40,458	241,094	-	6,604,044
Substandard (6)	3,102,240	10,588,334	2,484,709	1,319,980	95,129	17,590,392
Doubtful (7)	237,898	794	-	5,633	-	244,325
Loss (8)	-	-	-	-	-	-
	$ 241,286,216	$ 362,256,011	$ 48,024,188	$ 132,378,335	$ 17,299,140	$ 801,243,890

	2012					
	Residential 1-4 Family	**Commercial Real Estate**	**Construction and Land Development**	**Commercial**	**Consumer**	**Total**
Grade						
Pass (1-4)	$ 244,489,190	$ 396,013,575	$ 48,559,889	$ 117,099,150	$ 14,694,878	$ 820,856,682
Special Mention (5)	2,101,769	7,199,553	-	901,476	-	10,202,798
Substandard (6)	6,357,786	11,480,864	1,480,357	1,165,635	213,087	20,697,729
Doubtful (7)	-	-	-	6,930	-	6,930
Loss (8)	-	-	-	-	-	-
	$ 252,948,745	$ 414,693,992	$ 50,040,246	$ 119,173,191	$ 14,907,965	$ 851,764,139

The Company evaluates the loan risk grading system definitions and allowance for loan loss methodology on an ongoing basis. No significant changes were made to either during the past year.

Note 5: Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows:

	2013	2012
Land	$ 7,693,281	$ 7,957,305
Buildings and improvements	30,088,622	30,141,759
Vehicles	162,169	156,263
Equipment	8,837,970	9,974,412
Construction in progress	-	24,033
	46,782,042	48,253,772
Less accumulated depreciation	11,122,274	10,911,723
Net premises and equipment	$ 35,659,768	$ 37,342,049

Note 6: Interest-Bearing Time Deposits

Interest-bearing time deposits in denominations of $100,000 or more were approximately $69,196,000 and $93,458,000 at December 31, 2013 and 2012, respectively. At December 31, 2013, the scheduled maturities of time deposits are as follows:

2014	$ 182,284,567
2015	17,022,000
2016	4,880,000
2017	10,073,000
2018	4,683,000
	$ 218,942,567

Note 7: Subordinated Debt Issued to Capital Trusts

Subordinated debt issued to capital trusts totaled $20,620,000 at December 31, 2013 and 2012. The stock of the capital trusts are owned by the Company, as unconsolidated subsidiaries. Each issuance is summarized below.

During 2003, the Company formed a wholly owned grantor trust subsidiary, LBI Capital Trust III (Trust III), to issue preferred securities representing undivided beneficial interests in the assets of Trust III and to invest the gross proceeds of the preferred securities in the notes of the Company. Trust III sold $5,000,000 of preferred securities. The sole assets of the Trust III were originally $5,155,000 aggregate principal amount of the Company's floating rate subordinated debenture notes due 2033, which are redeemable. The preferred securities qualify as Tier I or Tier II capital for regulatory purposes, subject to certain limitations.

During 2004, the Company formed LBI Capital Trust IV (Trust IV) to issue preferred securities representing undivided beneficial interests in the assets of Trust IV and to invest the gross proceeds of the preferred securities in the notes of the Company. Trust IV sold $5,000,000 of preferred securities. The sole assets of the Trust IV were originally $5,155,000 aggregate principal amount of the Company's floating rate subordinated debenture notes due 2034, which are redeemable. The preferred securities qualify as Tier I or Tier II capital for regulatory purposes, subject to certain limitations.

During 2007, the Company formed LBI Capital Trust V (Trust V) to issue preferred securities representing undivided beneficial interests in the assets of Trust V and to invest the gross proceeds of the preferred securities in the notes of the Company. Trust V sold $10,000,000 of preferred securities. The sole assets of the Trust V were originally $10,310,000 aggregate principal amount of the Company's floating rate subordinated debenture notes due 2037, which are redeemable. The preferred securities qualify as Tier I or Tier II capital for regulatory purposes, subject to certain limitations.

Note 8: Other Borrowed Funds

Other borrowed funds consisted of Federal Home Loan Bank advances totaling $46,266,118 and $31,384,392 at December 31, 2013 and 2012, respectively.

The Federal Home Loan Bank advances are secured by a blanket pledge of one-to-four family residential mortgages, commercial real estate, multifamily and other mortgages with principal balances totaling approximately $274,000,000 at December 31, 2013. Interest rates on advances range from 0.22% to 5.21% with a weighted average rate of 0.82%.

Expected maturities may differ from contractual maturities because the FHLB has the right to call certain of these obligations and the Bank may prepay certain advances, some with prepayment penalties. Aggregate annual maturities of advances from the Federal Home Loan Bank are:

	2013		2012	
Year	Amount	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
2013	$ -		$ 25,000,000	0.22%
2014	40,000,000	0.22%	-	
2016	6,266,118	4.78%	6,384,392	4.78%
	$ 46,266,118	0.82%	$ 31,384,392	1.10%

Note 9: Income Taxes

The provision for income taxes includes these components:

	2013	2012	2011
Taxes currently payable	$ 7,890,658	$ 7,592,907	$ 6,847,448
Deferred income taxes	128,568	(272,930)	220,681
Income tax expense	$ 8,019,226	$ 7,319,977	$ 7,068,129

A reconciliation of income tax expense at the statutory rate to the Company's actual income tax expense is shown below:

	2013	2012	2011
Computed at the statutory rate (35%)	$ 8,127,052	$ 7,499,485	$ 7,302,432
Decrease resulting from			
Increase in cash surrender of bank-owned life insurance	(144,925)	(122,807)	(128,410)
Tax exempt interest	(179,301)	(89,309)	(69,010)
Other	216,400	32,608	(36,883)
Actual tax expense	$ 8,019,226	$ 7,319,977	$ 7,068,129

The tax effects of temporary differences related to deferred taxes shown on the consolidated balance sheets were:

	2013	2012
Deferred tax assets		
Allowance for loan losses	$ 4,087,048	$ 4,169,934
Accrued expenses	306,250	288,750
Compensated absences and deferred compensation	901,267	902,295
Unrealized depreciation on available-for-sale securities	611,835	5,460
Other	1,044,161	1,285,603
	6,950,561	6,652,042
Deferred tax liabilities		
Accumulated depreciation	2,345,985	2,563,693
Intangibles	371,950	433,297
Other	734,805	635,038
	3,452,740	3,632,028
Net deferred tax asset	$ 3,497,821	$ 3,020,014

Note 10: Regulatory Matters

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct and material effect on the Company's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Furthermore, the Company and Bank's regulators could require adjustments to regulatory capital not reflected in these consolidated financial statements.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes as of December 31, 2013 and 2012, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2013, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and core capital ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

The Company's and the Bank's actual capital amounts and ratios are also presented in the table. There was no deduction from capital for interest-rate risk.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions	
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollar Amounts in Thousands)					
As of December 31, 2013						
Total risk-based capital						
Liberty Bancshares, Inc.	$ 123,254	17.6%	$ 55,996	8.0%	N/A	N/A
Liberty Bank	$ 122,643	17.5%	$ 55,986	8.0%	$ 69,983	10.0%
Tier I risk-based capital						
Liberty Bancshares, Inc.	$ 114,453	16.4%	$ 27,998	4.0%	N/A	N/A
Liberty Bank	$ 113,843	16.3%	$ 27,993	4.0%	$ 41,990	6.0%
Core capital						
Liberty Bancshares, Inc.	$ 114,453	10.7%	$ 42,621	4.0%	N/A	N/A
Liberty Bank	$ 113,843	10.7%	$ 42,588	4.0%	$ 53,236	5.0%
As of December 31, 2012						
Total risk-based capital						
Liberty Bancshares, Inc.	$ 111,539	15.2%	$ 58,858	8.0%	N/A	N/A
Liberty Bank	$ 111,284	15.1%	$ 58,848	8.0%	$ 73,559	10.0%
Tier I risk-based capital						
Liberty Bancshares, Inc.	$ 102,299	13.9%	$ 29,429	4.0%	N/A	N/A
Liberty Bank	$ 102,046	13.9%	$ 29,424	4.0%	$ 44,136	6.0%
Core capital						
Liberty Bancshares, Inc.	$ 102,299	9.9%	$ 41,423	4.0%	N/A	N/A
Liberty Bank	$ 102,046	9.9%	$ 41,392	4.0%	$ 51,740	5.0%

Additionally, the Company and the Bank are subject to certain restrictions on the amount of dividends that they may declare without prior regulatory approval. They may not pay dividends which would reduce capital below the minimum requirements shown above.

Note 11: Preferred Stock

Capital Purchase Program Preferred Stock and Warrants

On February 13, 2009, the Company received $21,900,000 from the U.S. Treasury through the sale of 21,900 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series A, (Preferred Stock) as part of the Treasury's Capital Purchase Program. The Company also issued to the U.S. Treasury warrants, which the U.S. Treasury immediately exercised, to purchase an additional 1,095 shares of Preferred Stock, Series B, for $0.01 per share.

The transaction was part of the Treasury's program to infuse capital into the nation's banks to help stabilize the U.S. financial system and to promote economic activity. The Company elected to participate in the program given the uncertain economic outlook, the relatively attractive cost of capital compared to the current market, and the strategic opportunities the Company foresees regarding potential uses of the capital. The additional capital increased the Company's already well-capitalized position.

The Preferred Stock, Series A, paid a cumulative dividend of 5% per year for the first five years and 9% per year thereafter. The Preferred Stock, Series B, paid a cumulative dividend of 9%.

The Company allocated the issuance of the Series A and Series B Preferred Stock at the estimated relative fair values of each on the date of issuance, with the net discount being accreted over a five-year period.

During 2011, the Company redeemed all of the preferred shares and preferred shares associated with the warrants in conjunction with proceeds received from the Small Business Lending Fund.

Small Business Lending Fund Preferred Stock

On August 18, 2011, the Company entered into a Small Business Lending Fund – Securities Purchase Agreement (SBLF Purchase Agreement) with the Secretary of the Treasury, pursuant to which the Company sold 22,995 shares of the Company's Preferred Stock Series C (the "SBLF Preferred Stock") to the Secretary of the Treasury for a purchase price of $22,995,000. The SBLF Preferred Stock was issued pursuant to the Treasury's SBLF program, a $30 billion fund established under the Small Business Jobs Act of 2010 that was created to encourage lending to small businesses by providing Tier 1 capital to qualified community banks and holding companies with assets of less than $10 billion. As required by the SBLF Purchase Agreement, the proceeds from the sale of the SBLF Preferred Stock were used in connection with the redemption of the 21,900 shares of CPP Preferred Stock Series A and 1,095 shares of the CPP Preferred Stock Warrants Series B, issued to the Treasury pursuant to the CPP, at a redemption price of $22,995,000 plus the accrued dividends owed on the preferred shares. This redemption resulted in a one-time noncash write-off of the remaining $556,016 discount to the CPP Preferred Stock that reduced earnings available to common shareholders during the year ended December 31, 2011.

The holders of SBLF Preferred Stock received noncumulative dividends, paid quarterly, on each January 1, April 1, July 1 and October 1, beginning October 1, 2011. The dividend rate for the quarters ended September 30, 2011, through September 30, 2012, was 5%.

Note 12: Other Operating Expenses

Other operating expenses consist of the following:

	2013	2012	2011
Advertising	$ 531,741	$ 502,631	$ 496,051
Insurance	400,192	325,105	299,633
Stationery and supplies	521,511	534,857	470,273
Correspondent service charges	119,330	104,955	110,025
Telephone	572,114	457,247	470,546
Postage	422,448	324,652	344,764
Meals	149,675	146,428	165,219
Travel	176,785	200,174	218,146
Directors' fees	321,125	311,500	355,125
Other taxes	133,628	114,440	122,013
Dues and subscriptions	187,562	170,160	142,909
Charitable contributions	102,260	94,600	68,260
Amortization	203,536	184,764	118,187
Other outside service fees	282,139	234,660	341,015
Other	2,161,570	1,463,828	1,570,547
	$ 6,285,616	$ 5,170,001	$ 5,292,713

Note 13: Stock Option Plan

The Company's Incentive Stock Option Plan (the "Plan"), which is stockholder approved, permits the grant of share options and shares to officers and key employees for up to 808,500 shares of common stock. The Company believes that such awards better align the interests of its employees with those of its stockholders. Option awards are generally granted with an exercise price equal to the market price of the Company's stock at the date of grant; those option awards generally vest based on five years of continuous service and have ten-year contractual terms. Certain option and share awards provide for accelerated vesting if there is a change in control (as defined in the Plan).

The fair value of each option award is estimated on the date of grant using the Black-Scholes evaluation model that uses the assumptions noted in the following table. Expected volatility is based on historical volatility of the Company's stock and other factors. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	2013	2012	2011
Expected volatility	1.93%	1.27%	1.00%
Expected dividends	$0.81 per share	$0.81 per share	$0.60 per share
Expected term (in years)	7 years	7 years	7 years
Risk-free rate	1.24%	1.31%	2.70%

A summary of option activity under the Plan as of December 31, 2013, and changes during the year then ended is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding, beginning of year	163,780	$ 18.62	
Granted	12,500	21.29	
Exercised	(45,655)	18.73	
Forfeited or expired	(9,750)	19.90	
Outstanding, end of year	120,875	$ 18.76	5.05
Exercisable, end of year	86,155		3.99

The weighted average grant-date fair value of options granted during 2013 and 2012 was $0 and in 2011 it approximated $0.11. The intrinsic value of options exercised during the years ended December 31, 2013, 2012 and 2011, was $116,905, $422,451 and $51,628, respectively. Cash received from option exercises was $855,089, $630,335 and $152,408 for the years ended December 31, 2013, 2012 and 2011, respectively.

As of December 31, 2013, there was $1,857 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted average period of 3.99 years.

In 2009 the Company established the 2009 Omnibus Incentive Plan, which allows for the granting of stock options, stock appreciation rights, restricted stock awards or performance awards for shares of common stock. During 2013 and 2012, no restricted stock awards were granted. During 2011, the Company granted 3,337 restricted shares with a vesting period of two years. The Company recognized $28,748, $91,246 and $131,974 in compensation expense during 2013, 2012 and 2011, respectively, for restricted stock vested. As of December 31, 2013, there was no unrecognized compensation cost related to nonvested restricted stock awards granted under the Plan.

Note 14: Related Party Transactions

At December 31, 2013 and 2012, the Bank had loans outstanding to executive officers, directors and companies in which the Bank's executive officers or directors were principal owners, in the approximate amount of $8,469,000 and $8,230,000, respectively.

Annual activity consisted of the following:

	2013	2012
Beginning balance	$ 8,230,000	$ 6,051,000
New loans	2,138,000	6,000,000
Repayments	(1,899,000)	(3,821,000)
Ending balance	$ 8,469,000	$ 8,230,000

In management's opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management's opinion, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

Note 15: Significant Estimates

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans.

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated balance sheets, results of operations and cash flows of the Company.

Note 16: Commitments

Loan Commitments and Lines of Credit

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property and equipment, commercial real estate and residential real estate.

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

At December 31, 2013 and 2012, the Bank had outstanding commitments and unused lines of credit to borrowers aggregating approximately $75,968,000 and $80,255,000, respectively. The commitments extend over varying periods of time.

Letters of Credit

Standby letters of credit are irrevocable conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Financial standby letters of credit are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. Performance standby letters of credit are issued to guarantee performance of certain customers under nonfinancial contractual obligations. The credit risk

involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers. Should the Bank be obligated to perform under the standby letters of credit, the Bank may seek recourse from the customer for reimbursement of amounts paid.

The Bank had total outstanding letters of credit amounting to approximately $4,300,000 and $3,541,000 at December 31, 2013 and 2012, respectively, with terms ranging from six months to ten years.

Purchased Letters of Credit

The Bank has purchased letters of credit from the Federal Home Loan Bank as security for certain public deposits. The amounts of the letters of credit were $0 and $5,100,000 at December 31, 2013 and 2012, and they expire in less than one year from issuance.

Commitments to Originate Loans

Commitments to originate mortgage loans that will be held for resale are recorded at their estimated fair values with subsequent changes in fair value included in current earnings, if significant. Commitments to originate or acquire fixed rate mortgage loans that will be held for resale were approximately $4,181,000 and $5,556,000 at December 31, 2013 and 2012, respectively.

Note 17: Employee Benefits

The Bank has a defined contribution 401(k) retirement plan covering all employees who meet the eligibility requirements. The Bank's contributions to the plan are determined according to the matching provisions of the plan. Contributions to the plan were $251,122, $196,257 and $187,951 for 2013, 2012 and 2011, respectively.

The Bank has entered into deferred compensation agreements with certain active officers. The agreements provide monthly payments that equal 10% - 40% of average compensation prior to retirement or death. The charge to expense for the agreements was $410,065, $539,033 and $338,034 for 2013, 2012 and 2011, respectively. Such charges reflect the straight-line accrual over the period until full eligibility of the present value of benefits due each participant on the full eligibility date, using a 3.96% discount factor. The liability for these agreements totaled $2,260,012 and $2,093,237 at December 31, 2013 and 2012, respectively.

Note 18: Disclosures About Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1 Quoted prices in active markets for identical assets or liabilities.

Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities.

Recurring Measurements

The following table presents the fair value measurements of assets recognized in the accompanying consolidated balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2013 and 2012:

	2013			
		Fair Value Measurements		
	Fair Value	Level 1	Level 2	Level 3
U.S. government agencies	$ 53,109,097	$ -	$ 53,109,097	$ -
State and political subdivisions	40,230,545	-	40,230,545	-
Government-sponsored mortgage-backed securities	3,681,413	-	3,681,413	-

	2012			
		Fair Value Measurements		
	Fair Value	Level 1	Level 2	Level 3
U.S. government agencies	$ 20,380,929	$ -	$ 20,380,929	$ -
State and political subdivisions	21,053,936	-	21,053,936	-
Government-sponsored mortgage-backed securities	7,860,478	-	7,860,478	-

Following is a description of the valuation methodologies used for assets measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. There have been no significant changes in the valuation techniques during the year ended December 31, 2013.

Available-for-Sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows. Such securities are classified in Level 2 of the valuation hierarchy. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

Nonrecurring Measurements

The following table presents the fair value measurement of assets measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2013 and 2012:

		2013 Fair Value Measurements		
	Fair Value	Level 1	Level 2	Level 3
Impaired loans (collateral dependent)	$ 10,018,626	$ -	$ -	$ 10,018,626
Foreclosed assets held for sale	870,610	-	-	870,610

		2012 Fair Value Measurements		
	Fair Value	Level 1	Level 2	Level 3
Impaired loans (collateral dependent)	$ 16,521,888	$ -	$ -	$ 16,521,888
Foreclosed assets held for sale	450,152	-	-	450,152

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Foreclosed Assets Held for Sale

Foreclosed assets held for sale is carried at the lower of fair value at acquisition date or current estimated fair value, less estimated cost to sell when the real estate is acquired. Estimated fair value is based on appraisals or evaluations. Foreclosed assets are classified within Level 3 of the fair value hierarchy.

Appraisals of foreclosed assets are obtained when the real estate is acquired and subsequently as deemed necessary by management. Appraisals are reviewed for accuracy and consistency by management. Appraisers are selected from the list of approved appraisers maintained by management.

Collateral-Dependent Impaired Loans, Net of Allowance For Loan Losses

The estimated fair value of collateral-dependent impaired loans is based on the appraised fair value of the collateral, less estimated cost to sell. Collateral-dependent impaired loans are classified within Level 3 of the fair value hierarchy.

The Company considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals of the collateral underlying collateral-dependent loans are obtained when the loan is determined to be collateral-dependent and subsequently as deemed necessary by management. Appraisals are reviewed for accuracy and consistency by management. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts to consider lack of marketability and estimated cost to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral and are generally approximately 20%. These discounts and estimates are developed by management by comparison to historical results.

Fair Value of Other Financial Instruments

The following table presents estimated fair values of the Company's other financial instruments at December 31, 2013 and 2012.

	December 31, 2013		December 31, 2012	
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets				
Cash and cash equivalents	$ 65,130,139	$ 65,130,139	$ 47,461,241	$ 47,461,241
Interest-bearing deposits in banks	46,100,067	46,100,067	47,889,115	47,889,115
Interest receivable	3,848,435	3,848,435	4,136,960	4,136,960
Mortgage loans held for sale	2,253,755	2,253,755	10,291,219	10,291,219
Loans, net of allowance for loan losses	789,862,880	789,053,734	839,981,001	841,006,953
Federal Home Loan Bank stock	3,116,700	3,116,700	2,790,700	2,790,700
Financial liabilities				
Deposits	$902,638,611	$902,911,761	$ 920,761,080	$921,095,551
Other borrowed funds	46,266,118	46,266,118	31,384,392	31,384,392
Subordinated debt issued to capital trusts	20,620,000	20,620,000	20,620,000	20,620,000
Interest payable	220,075	220,075	328,885	328,885

Cash and Cash Equivalents, Interest-Bearing Deposits in Banks and Federal Home Loan Bank Stock

The carrying amount approximates fair value.

Mortgage Loans Held For Sale

The carrying amount approximates fair value due to the insignificant time between origination and date of sale.

Loans

Fair value is estimated by discounting the future cash flows using the market rates at which similar notes would be made to borrowers with similar credit ratings and for the same remaining maturities. The market rates used are based on current rates the Company would impose for similar loans and reflect a market participant assumption about risks associated with nonperformance, illiquidity and the structure and term of the loans along with local economic and market conditions.

Accrued Interest Receivable and Payable

The carrying amount approximates fair value. The carrying amount is determined using the interest rate, balance and last payment date.

Deposits

Deposits include demand deposits, savings accounts, NOW accounts and certain money market deposits, for which the carrying amount approximates fair value. The fair value of fixed maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

Other Borrowed Funds and Subordinated Debt Issued to Capital Trusts

Fair value is estimated by discounting the future cash flows using rates of similar advances with similar maturities.

Note 19: Bank Merger and Acquisition of a Bank Branch

On March 25, 2011, the Company acquired all of the common stock of Village Bank in exchange for cash. Village Bank was merged with and into Liberty Bank, with Liberty Bank being the surviving Bank in the merger. Total assets of $86,664,155 were acquired. Total liabilities of $79,357,510 were acquired. The purchase price was $3,000,000. The Company recorded goodwill of approximately $8,000 related to the transaction.

On December 10, 2012, the Company acquired all of the common stock of Stone County National Bancshares, Inc., the parent company of Stone County National Bank in exchange for common stock in the Company. As of December 10, 2012, Stone County National Bank, was merged with and into Liberty Bank, with Liberty Bank being the surviving Bank in the merger. Total assets of $81,395,450 were acquired. Total liabilities of $73,728,533 were acquired. The Company issued 374,444 shares of common stock, valued at $7,275,447, for all of the outstanding Stone County National Bancshares, Inc. common stock. The Company recognized a $391,545 gain on the acquisition.

Note 20: Condensed Financial Information (Parent Company Only)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

Condensed Balance Sheets

	December 31, 2013	December 31, 2012
Assets		
Cash and cash equivalents	$ 552,139	$ 182,182
Investment in subsidiary bank	116,702,851	106,233,357
Other assets	791,716	801,570
Total assets	$ 118,046,706	$ 107,217,109
Liabilities		
Long-term debt	$ 20,620,000	$ 20,620,000
Other liabilities	113,801	110,846
Total liabilities	20,733,801	20,730,846
Stockholders' Equity		
Common stock	1,026,086	1,016,288
Additional paid-in capital	28,331,510	27,451,270
Retained earnings	69,165,743	58,103,014
Treasury stock, at cost	(74,170)	(74,170)
Accumulated other comprehensive loss, net of income taxes of $611,835 and $5,460 at December 31, 2013 and 2012, respectively	(1,136,264)	(10,139)
Total stockholders' equity	97,312,905	86,486,263
Total liabilities and stockholders' equity	$ 118,046,706	$ 107,217,109

Condensed Statements of Income and Comprehensive Income

	Year Ended December 31,		
	2013	2012	2011
Income			
Dividends from subsidiary bank	$ 4,100,000	$ 27,845,000	$ 4,460,000
Other income	34,485	12,041	10,980
Total income	4,134,485	27,857,041	4,470,980
Expenses			
Interest expense	477,130	515,145	484,738
Other expenses	280,823	452,509	312,781
Total expenses	757,953	967,654	797,519
Income Before Income Tax and Equity in Undistributed Earnings (Loss) of Subsidiaries	3,376,532	26,889,387	3,673,461
Credit for Income Taxes	(228,774)	(269,023)	(263,871)
Income Before Equity in Undistributed Earnings (Loss) of Subsidiaries	3,605,306	27,158,410	3,937,332
Equity in Undistributed Earnings (Loss) of Subsidiaries	11,595,616	(13,051,287)	9,858,629
Net Income	15,200,922	14,107,123	13,795,961
Preferred Stock Dividends and Discount Accretion	-	1,140,170	1,857,818
Net Income Available to Common Shareholders	$ 15,200,922	$ 12,966,953	$ 11,938,143

Liberty Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013, 2012 and 2011

Condensed Statements of Cash Flows

	Year Ended December 31, 2013	2012	2011
Operating Activities			
Net income	$ 15,200,922	$ 14,107,123	$ 13,795,961
Items not requiring (providing) cash			
Equity in undistributed net income of subsidiaries	(11,595,616)	13,051,287	(9,858,629)
Stock compensation	34,949	84,647	146,321
Changes in			
Other assets	9,854	111,059	(58,056)
Other liabilities	5,655	22,024	(71)
Net cash provided by operating activities	3,655,764	27,376,140	4,025,526
Financing Activities			
Payment to repurchase preferred stock	-	(22,995,000)	-
Issuance of common stock	855,089	630,335	152,408
Payment to repurchase common stock	-	(74,170)	-
Preferred stock dividends	-	(1,435,179)	(1,032,171)
Dividends paid	(4,140,896)	(3,865,988)	(2,788,572)
Net cash used in financing activities	(3,285,807)	(27,740,002)	(3,668,335)
Increase (Decrease) in Cash and Cash Equivalents	369,957	(363,862)	357,191
Cash and Cash Equivalents at Beginning of Year	182,182	546,044	188,853
Cash and Cash Equivalents at End of Year	$ 552,139	$ 182,182	$ 546,044

Condensed Statements of Comprehensive Income

	Year Ended December 31, 2013	2012	2011
Net Income	$ 15,200,922	$ 14,107,123	$ 13,795,961
Comprehensive income (loss) of subsidiaries	(1,126,125)	(213,861)	202,150
Comprehensive Income	$ 14,074,797	$ 13,893,262	$ 13,998,111